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                                                                 EXHIBIT 99.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of Reliant Resources, Inc. and Subsidiaries dated June 4, 2003 of our report dated March 31, 2003, April 29, 2003 as to Schedule I included in Exhibit 99.1; May 30, 2003 as to the fifth paragraph of note 2(t), the second paragraph of note 20, note 22 and note 23; and June 27, 2003 as to note 24 and the fourth paragraph of note 1 to Schedule I (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the restatement described in Note 1, (ii) the change in method of accounting for derivatives and hedging activities in 2001 and the change in method of accounting for goodwill and other intangibles in 2002 as described in Notes 7 and 6, respectively, (iii) the change in method of presenting trading and marketing activities from a gross basis to net basis in 2002, and change in method of accounting for early debt extinguishment as described in note 2(t) and
(iv) accounting for European energy operations as discontinued operations as described in note 23) on the consolidated financial statements of Reliant Resources, Inc. and our report dated March 31, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for derivatives and hedging activities in 2001, as described in Note 8) on the financial statements of El Dorado Energy, LLC appearing in this Current Report on Form 8-K of Reliant Resources, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Houston, Texas
June 27, 2003